Exhibit 5.1

150 Third Avenue South, Suite 2800 Nashville, TN 37201 (615) 742-6200

February 18, 2022

Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, Tennessee 37067

Re:	Automatic Shelf Registration Statement of Community Health Systems, Inc. on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel to Community Health Systems, Inc., a Delaware corporation (the “Company”), in connection with the Company’s automatic shelf registration statement on Form S-3ASR (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration for issue and sale of an unspecified number of (i) shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), (ii) shares of the Company’s preferred stock, $0.01 par value per share (“Preferred Stock”), (iii) shares of Preferred Stock represented by depositary shares, each of which will represent a fractional share or multiple shares of Preferred Stock (“Depositary Shares”), and (iv) warrants to purchase Common Stock, Preferred Stock and/or Depositary Shares (“Warrants”). The Common Stock, Preferred Stock, Depositary Shares and Warrants are referred to herein collectively as the “Securities.”

In rendering our opinion, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion. We also have been furnished with, and have relied upon, certificates of officers of the Company with respect to certain factual matters.

Except to the extent we opine as to the binding effect and/or enforceability of certain documents as set forth in paragraphs 3 and 4 below, we have assumed that all documents referenced below are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the legal capacity of all natural persons.

Community Health Systems, Inc.

February 18, 2022

The opinions expressed below are also based on the assumption that the Registration Statement has been filed by the Company with the Commission and will be effective at the time that any of the Securities are issued, and that persons acquiring the Securities will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Securities.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. (a) When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, and (b) assuming that upon the issuance of such Common Stock, the total number of issued and outstanding shares of Common Stock will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such corporate action, such shares of Common Stock (including any Common Stock duly isssued upon conversion, exchange or exercise of any other Securities) will be validly issued, fully paid and nonassessable.

2. (a) When a new class or series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and the Company’s Amended and Restated By-laws (“Bylaws”), and applicable law, and duly authorized by all necessary corporate action of the Company, and (b) assuming that either an appropriate certificate of amendment of the Company’s Certificate of Incorporation or a certificate of designation, in either case, fixing and determining the terms of such class or series of Preferred Stock has been duly approved by the Company’s Board of Directors and been filed with and accepted for record by the Secretary of State of the State of Delaware, and (c) assuming that upon the issuance of such Preferred Stock, the total number of issued and outstanding shares of the applicable class or series of Preferred Stock will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under its Certificate of Incorporation, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such corporate action, such shares of such class or series of Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any other Securities) will be validly issued, fully paid and nonassessable.

3. (a) When a deposit agreement relating to the Depositary Shares (the “Deposit Agreement”) has been duly authorized, executed and delivered and the Depositary Shares and the securities underlying the Depositary Shares have been duly authorized by all necessary corporate action of the Company, and (b) assuming that the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation and Bylaws and the Deposit Agreement, and (c) assuming that the terms of the Depositary Shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Depositary Shares, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Depositary Shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Depositary Shares are then issued and

Community Health Systems, Inc.

February 18, 2022

sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Depositary Shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Deposit Agreement and by such corporate action, the Depositary Shares will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Depositary Shares will be validly issued.

(a) When a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered and the Warrants and the securities for which the Warrants will be exercisable have been duly authorized by all necessary corporate action of the Company, and (b) assuming that the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation and Bylaws and the Warrant Agreement, and (c) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Warrants, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Warrants in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Warrant Agreement and by such corporate action, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Warrants will be validly issued.

Our opinions set forth in the paragraphs above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity, (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies, (iv) we express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, and (v) we express no opinion with respect to the enforceability of any waiver of any usury defense.

To the extent that the obligations of the Company with respect to the Securities may be dependent on such matters, we have assumed for purposes of this opinion that any party to the Warrant Agreement or the Deposit Agreement other than the Company will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party will be duly qualified to engage in the activities contemplated by the Warrant Agreement or Deposit Agreement, as applicable; that the Warrant Agreement or Deposit Agreement will be duly authorized, executed and delivered by such other party and will constitute the legally valid, binding and enforceable obligation of such other party, enforceable against such other party in accordance with its terms; that such other party will be in compliance with respect to performance of its obligations under such Warrant Agreement or Deposit Agreement, as applicable, with all applicable laws and regulations; and that such other party will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement or Deposit Agreement, as applicable.

Community Health Systems, Inc.

February 18, 2022

Our opinions expressed herein are limited to the Delaware General Corporation Law. We do not express any opinion with respect to the law of any other jurisdiction or to the securities or “blue sky” laws of any jurisdiction or to state or federal antitrust laws. The opinions expressed in this opinion letter are strictly limited to the matters stated in this opinion letter and no other opinions are to be implied.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Bass, Berry & Sims PLC